SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

JDA Software Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

14400 North 87th Street
Scottsdale, Arizona 85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 23, 2002

To Our Stockholders:

      The 2002 Annual Meeting of Stockholders of JDA Software Group, Inc. will be held on Thursday, May 23, 2002, at 10:00 a.m., Scottsdale, Arizona time, at the JDA Software Group, Inc. World Headquarters, 14400 North 87th Street, Scottsdale, Arizona 85260, for the following purposes:

1.	To elect one Class III director to serve a three-year term on our Board of Directors.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2002.

3.	To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on April 5, 2002 are entitled to notice of, and to vote at, the 2002 Annual Meeting of Stockholders and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, during ordinary business hours at our principal offices located at 14400 North 87th Street, Scottsdale, Arizona 85260. A stockholder may only vote at the meeting if the holder is present in person or represented by proxy. A copy of our 2001 Annual Report on Form 10-K, which includes audited financial statements, is enclosed. Management cordially invites you to attend the 2002 Annual Meeting of Stockholders.

By Order of the Board of Directors,

Kristen L. Magnuson
Secretary

Scottsdale, Arizona
April 8, 2002

IMPORTANT: STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND

MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR
MAILING IN THE UNITED STATES.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement for Annual Meeting of Stockholders
Solicitation and Voting of Proxies
PROPOSAL 1 ELECTION OF DIRECTORS
Information Concerning Directors
Board of Directors Meetings and Committees
Vote Required and Board of Directors’ Recommendation
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
Employment and Change of Control Arrangements
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Transactions
Compensation of Directors
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES DURING FISCAL 2001 AND YEAR END OPTION VALUES
REPORT OF THE AUDIT COMMITTEE
Membership and Purpose
Review of the Company’s Audited Financial Statements
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Membership and Purpose
Compensation Philosophy
Forms of Compensation
Chief Executive Officer
STOCK PRICE PERFORMANCE GRAPH
PRINCIPAL ACCOUNTING FIRM FEES
PROPOSAL 2 RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
TRANSACTION OF OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

JDA SOFTWARE GROUP, INC.
14400 North 87th Street
Scottsdale, Arizona 85260

Proxy Statement
for
Annual Meeting of Stockholders
To Be Held on May 23, 2002

Solicitation and Voting of Proxies

      The accompanying proxy is solicited by the Board of Directors (the “Board or Directors” or the “Board”) of JDA Software Group, Inc., a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders to be held on Thursday, May 23, 2002, at 10:00 a.m., Scottsdale, Arizona time (the “Annual Meeting”), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy materials and the Annual Report to Stockholders for the year ended December 31, 2001, were first mailed on or about April 8, 2002, to stockholders of record at the close of business on April 5, 2002 (the “Record Date”). We had 27,927,871 shares of common stock outstanding, par value $.01 per share (“Common Stock”), as of the close of business on the Record Date. Only stockholders of record on the Record Date will be entitled to vote at the Annual Meeting. There must be a quorum for the Annual Meeting to be held. The holders of a majority of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes are counted in determining whether there is a quorum.

      Each stockholder is entitled to one (1) vote per share on the proposals presented in this Proxy Statement, as well as on all other matters that may be properly considered at the Annual Meeting. All valid proxies received prior to the Annual Meeting will be voted in accordance with the specifications or directions indicated on the proxy. A stockholder giving the enclosed proxy has the power to revoke it at any time prior to the time it is voted, by either (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to our Corporate Secretary at 14400 North 87th Street, Scottsdale, Arizona 85260. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will not be counted for any purpose in determining whether a matter has been approved.

      We will bear the cost of soliciting proxies. We will request banks, brokers and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons, and will reimburse them for their reasonable, out-of-pocket costs that we estimate to be approximately $15,000.

PROPOSAL 1

ELECTION OF DIRECTORS

      We have a classified Board of Directors which currently consists of two Class I Directors, (J. Michael Gullard and William C. Keiper), two Class II Directors (Douglas G. Marlin and Jock Patton), and one Class III Director (James D. Armstrong), who will serve until the annual meetings of stockholders to be held in 2003, 2004 and 2002, respectively, and until their respective successors are duly elected and qualified. Each Class of Directors is elected for a term of three years to succeed those Directors whose terms expire on the annual meeting dates. Through January 2002, the number of Directors comprising the Board of Directors was set at six (6). Frederick M. Pakis resigned from our Board of Directors effective August 28, 2000, creating a vacancy in the Class III Directors, and no successor has been appointed. In February 2002, pursuant to the authority granted to the Board under our certificate of incorporation and bylaws, the Board reduced the number of Directors from six (6) to five (5) and eliminated one Class III position.

      The term of the Class III Director will expire on the date of the 2002 Annual Meeting of Stockholders. One individual will be elected to serve as a Class III Director of the Board of Directors at the 2002 Annual Meeting of Stockholders. Our nominee for election by the stockholders to this position is James D. Armstrong. If elected, the nominee will serve as a Director until our annual meeting of stockholders in 2005, and until his successor is elected and qualified. If the nominee declines to serve or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee by the Board of Directors.

      If a quorum is present and voting, the nominee for Class III Director receiving the highest number of votes will be elected. Abstentions and broker non-votes will not affect the election of the candidate receiving the highest number of votes.

Information Concerning Directors

      The names, ages, terms, positions, offices held, and business experience of our current Directors is set forth below:

				Term
Name	Age	Title	Class	Expires

James D. Armstrong	51	Chairman and Chief Executive Officer	III	2002
J. Michael Gullard(1)	57	Director	I	2003
William C. Keiper(1)	51	Director	I	2003
Douglas G. Marlin(1),(2)	54	Director	II	2004
Jock Patton(1),(2)	56	Director	II	2004

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

      James D. Armstrong has been a Director since co-founding our Company in 1985 and currently serves as Chairman of the Board. Mr. Armstrong also served as Co-Chairman of the Board from January 1999 to August 2000. Mr. Armstrong has served as our Chief Executive Officer from July 1999 to present, as Co-Chief Executive Officer from January 1999 to July 1999, and as Chief Executive Officer from 1985 to October 1997. Mr. Armstrong founded JDA Software Services, Ltd., a Canadian software development company, in 1978 and served as its President until 1987. Mr. Armstrong currently serves on the Board of Directors of InfoImage, Inc., a privately-held software and services provider based in Phoenix, Arizona. Mr. Armstrong studied engineering at Ryerson Polytechnic Institute in Toronto, Ontario.

      J. Michael Gullard has been a Director since January 1999. Mr. Gullard has been the General Partner of Cornerstone Management, a venture capital and consulting firm specializing in software and data communications companies since 1984. Mr. Gullard has also served as Chairman of Merant PLC (formerly Micro Focus Group Ltd.), a publicly-held corporation headquartered in England with extensive operations in the United States, that specializes in software application development tools since 1996, and as Chairman of NetSolve,

Incorporated, a publicly-held corporation which provides network management and security services for wide-area networks on an out-sourced basis since 1992. Mr. Gullard currently serves as Chairman of Mainsoft Corp., a private company and has formerly served as a Director of ten high tech companies. Mr. Gullard attended Stanford University where he received a Bachelor of Arts Degree in Economics and a Masters Degree from the Graduate School of Business.

      William C. Keiper has been a Director since April 1998. From 1998 to 2002, Mr. Keiper served as President of Martin Wolf Securities LLC, a mergers and acquisitions firm serving middle market IT services, consulting and e-commerce companies. From 1997 to 1998, Mr. Keiper served as Managing Director of Software Equity Group, L.L.C., a software and Internet technology mergers, acquisitions and strategic consulting firm. Mr. Keiper was an officer and member of the Board of Directors of Artisoft, Inc., a publicly-held software company that develops and markets computer telephony and communications software from 1993 to 1997, serving as Chief Executive Officer from 1993 to 1997, and as Chairman of the Board from 1995 to 1997. From 1986 to 1993, Mr. Keiper held variety of executive positions with MicroAge, Inc., a publicly held distributor and integrator of information technology products and services, including President and Chief Operating Officer. Mr. Keiper currently serves on the Board of Directors of Hypercom Corporation, a publicly-held company that provides point-of-sale card payment systems. Mr. Keiper received a Bachelor of Science Degree in Business (finance major) from Eastern Illinois University, a Juris Doctorate Degree in law from Arizona State University and a Masters Degree in International Management from the Thunderbird American Graduate School of International Management.

      Douglas G. Marlin has been a Director since May 31, 2001. Mr. Marlin served as President and principal owner of Marlin Ventures, Inc., a Canadian-based consulting firm, from 1997 to 2000. From 1987 to 1996, Mr. Marlin served as President of JDA Software Services, Ltd., and from 1981 to 1987 as its Vice President. Prior to that, Mr. Marlin served in a variety of technical and development positions with IBM from 1973 to 1981. Mr. Marlin currently serves on the Board of Directors of Zed I Solutions, a Canadian high tech company that develops hardware and software for real time industrial process monitoring. Mr. Marlin also serves as a Director for various privately-held companies including Firetrace USA, LLP, a fire suppression technology company. Mr. Marlin attended the University of Calgary where he received a Bachelor of Science Degree in Mathematics.

      Jock Patton has been a Director since January 26, 1999. Mr. Patton is a private investor and served, from 1992 to 1997, as a Director and President of StockVal, Inc., a provider of securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide. From 1972 to 1992, Mr. Patton was a Partner and Director in the law firm of Streich Lang where he founded and headed the Corporate/ Securities Practice Group. Mr. Patton currently serves as the Lead Director of Hypercom Corporation, a publicly-held company that provides point-of-sale card payment systems, is Lead Trustee and Chair of the Valuation Committee for the ING Pilgrim family of mutual funds. Mr. Patton is also a Director of several privately-held companies, including National Airlines, Inc., a Las Vegas-based airline and BG Associates, an investment advisory firm. Mr. Patton has previously served on the Board of Directors of other publicly-held companies including Stuart Entertainment, Inc., Unison HealthCare Corporation, Artisoft, Inc., America West Airlines, Inc., Finalco Group, Inc., and Del E. Webb Corporation. Mr. Patton attended the University of California and received an A.B. Degree in Political Science and J.D. Degree in law.

Board of Directors Meetings and Committees

      During the year ended December 31, 2001, the Board of Directors held eight meetings and took other actions by written consent. Each Director attended all full meetings of the Board of Directors and no fewer than 75% of the meetings of the committees on which he served during 2001. The Company has standing Audit and Compensation Committees. From time to time the Board of Directors has also established a Nomination Committee for the limited purpose of recommending nominees to stand for election to the Board. The Board of Directors does not currently have a Nomination Committee.

      The Audit Committee meets quarterly with management and our independent public accountants to review and approve operating results, financial statements and earnings releases. The Audit Committee also performs periodic reviews of our accounting policies and financial controls. The Audit Committee reviews the scope of the professional services, including non-audit services, performed by our independent public accountants, and makes recommendations to the Board of Directors as to the annual appointment of independent public accountants, subject to ratification by the stockholders. During the year ended December 31, 2001, the Audit Committee held four meetings. Mr. Stephen A McConnell (whose term expired on the date of the 2001 Annual Meeting of Stockholders and did not stand for re-election), Mr. Gullard, Mr. Keiper, and Mr. Patton served as members of the Audit Committee until the 2001 Annual Meeting of Stockholders. Following Mr. Marlin’s election as a Class II director at the 2001 Annual Meeting of Stockholders, the Board of Directors elected Mr. Marlin to the Audit Committee to fill the vacancy created by Mr. McConnell’s departure. For additional information concerning the Audit Committee, see “Report of the Audit Committee.”

      The Compensation Committee reviews and approves salary and bonus levels for senior management and stock option grants. During the year ended December 31, 2001, the Compensation Committee held three meetings. Mr. McConnell and Mr. Patton served as members of the Compensation Committee until the 2001 Annual Meeting of Stockholders. Following Mr. Marlin’s election as a Class II Director at the 2001 Annual Meeting of Stockholders, the Board of Directors elected Mr. Marlin to the Compensation Committee to fill the vacancy created by Mr. McConnell’s departure. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee on Executive Compensation” and “Compensation Committee Interlocks and Insider Participation.”

      In January 2001, the Board of Directors formed a Nomination Committee for the limited purpose of locating a qualified candidate to fill the vacancy on the Board of Directors created by the resignation of Frederick M. Pakis in August 2000, and to recommend a nominee to stand for election to the Board seat that was vacated by Mr. McConnell at the 2001 Annual Meeting of Stockholders. The Nomination Committee nominated Mr. Marlin to stand for election to Mr. McConnell’s Board seat, and Mr. Marlin was subsequently elected as a Class II Director at the 2001 Annual Meeting of Stockholders. The Nomination Committee did not recommend a candidate to fill the vacancy created by Mr. Pakis’ resignation. The Board of Directors subsequently adopted resolutions on February 01, 2002 which reduced the number of authorized directors from six (6) to five (5), pursuant to the authority granted to the Board in Article VIII, Section (a) of our second restated Certificate of Incorporation, as amended, and Article III, Section 1 of our Bylaws. Messrs. Armstrong and Gullard served as members of the Nomination Committee and held one meeting in January 2001, after which time the Nomination Committee was dissolved.

Vote Required and Board of Directors’ Recommendation

      The election of the Class III Director requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not affect the election of the candidates receiving the highest number of votes.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF MR. ARMSTRONG AS A CLASS III DIRECTOR.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2002 by (i) each of our Directors and Named Executive Officers, (ii) all other persons that we know beneficially own more than 5% of our outstanding Common Stock, and (iii) all of our directors and executive officers as a group.

	Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned(1)	of Class

James D. Armstrong(2)	1,993,083	7.0%
J. Michael Gullard	5,000	*
William C. Keiper(3)	36,475	*
Douglas G. Marlin	24,600	*
Jock Patton(4)	17,980	*
Hamish N. Brewer(5)	94,888	*
Kristen L. Magnuson(6)	198,878	*
Gregory L. Morrison(7)	59,071	*
David J. Tidmarsh(8)	33,319	*
All directors and executives officers as a group (14 persons)(9)	2,541,459	8.7%
Liberty Wanger Asset Management, L.P.(10)	2,723,000	9.8%

*	Represents less than 1% of the outstanding Common Stock.

(1)	The information regarding security ownership of our Common Stock is as of March 31, 2002, except for the security ownership of Liberty Wanger Asset Management, L.P., which is derived from a Schedule 13G/ A filed on February 14, 2002. The percentage of class calculations are based on the number of shares of our Common Stock outstanding on March 31, 2002 (27,926,190 shares) plus, where appropriate, those shares subject to unexercised options which were exercisable on March 31, 2002, or within sixty days thereafter.

(2)	Includes 690,412 shares subject to unexercised options. The address for Mr. Armstrong is 14400 North 87th Street, Scottsdale, Arizona 85260. In addition, the share total includes 2,671 shares owned by one of Mr. Armstrong’s children who is a minor. Mr. Armstrong disclaims beneficial ownership of these shares.

(3)	Includes 29,459 shares subject to unexercised options.

(4)	Includes 11,980 shares subject to unexercised options.

(5)	Includes 94,888 shares subject to unexercised options.

(6)	Includes 156,919 shares subject to unexercised options. In addition, the share total includes 26,000 shares held by a family trust for which Ms. Magnuson serves as the Successor Trustee. Ms. Magnuson disclaims beneficial ownership of such shares.

(7)	Includes 51,949 shares subject to unexercised options.

(8)	Includes 29,674 shares subject to unexercised options.

(9)	Includes an aggregate of 1,134,848 shares subject to unexercised options.

(10)	Liberty Wanger Asset Management, L.P. is an Illinois-based investment advisor whose address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

EXECUTIVE OFFICERS OF THE COMPANY

      The names, ages, positions, offices held and business experience of our executive officers as of March 31, 2002, are as follows:

Name	Age	Title

James D. Armstrong	51	Chairman and Chief Executive Officer
Hamish N. Brewer	39	President
Kristen L. Magnuson	45	Executive Vice President and Chief Financial Officer
John P. Blakeman	48	Senior Vice President, Global Support
Peter J. Charness	47	Senior Vice President, Marketing and Chief Product Officer
Scott D. Hines	38	Senior Vice President, Chief Technology Officer
Gregory L. Morrison	54	Senior Vice President, Worldwide Regional Operations
Kevin Stadler	45	Senior Vice President, Collaborative Business Solutions
David J. Tidmarsh	50	Senior Vice President, Client Services
Wayne J. Usie	35	Senior Vice President, Product Development

      A description of the business background of Mr. Armstrong is included under the caption “Proposal 1 — Election of Directors.”

      Hamish N. Brewer has served as our President since March 2001. Mr. Brewer previously served as Senior Vice President, Sales from 2000 to March 2001, as Senior Vice President, Enterprise Systems, from 1999 to 2000, as Senior Vice President, International from 1998 to 1999, as Director of our European, Middle East and African operations from 1996 to 1998, and as a Marketing Representative from 1994 to 1996. Prior to that, Mr. Brewer served as a Retail Marketing Specialist with IBM from 1986 to 1990, and in various operational positions with a privately-held retail sales organization located in England. Mr. Brewer received a Bachelor of Science and a Bachelor of Commerce Degree from the University of Birmingham in England.

      Kristen L. Magnuson has served as our Executive Vice President and Chief Financial Officer since March 2001. Ms. Magnuson previously served as Senior Vice President and Chief Financial Officer from September 1997 to March 2001. Prior to that, Ms. Magnuson served as Vice President of Finance and Planning for Michaels Stores, Inc., a $1.4 billion publicly-held arts and craft retailer from 1990 to 1997, as Senior Vice President and Controller of MeraBank FSB, an $8 billion financial institution, from 1987 to 1990, and various positions including Audit Principal in the audit department of Ernst & Young from 1978 to 1987. Ms. Magnuson is a Certified Public Accountant and received a Bachelor of Business Administration Degree in Accounting from the University of Washington.

      John P. Blakeman has served as our Senior Vice President, Global Support since March 2001. Prior to that, Mr. Blakeman served as Vice President, Global Support for eTimeCapital, a Silicon Valley Internet start-up company, from 2000 to 2001, as Vice President, Baan Global Support Americas of Baan Corporation, a Netherlands-based software company, from 1998 to 2000, as Director, Customer Satisfaction Business Operations of Auspex Systems, Inc., a publicly-held hardware and software technology company, from 1997 to 1998, and in various management positions with Amdahl Corporation, a publicly-held information technology company and wholly-owned subsidiary of Fujitsu Limited, from 1982 to 1997. Mr. Blakeman also served for ten years in the U.S. Marine Corps. Mr. Blakeman received a Bachelor of Administration degree in Management from Saint Mary’s College, and a Master of Business Administration degree from Santa Clara University.

      Peter J. Charness has served as our Senior Vice President, Global Marketing and Chief Product Officer since March 1999. Mr. Charness previously served as our Vice President of Marketing and Strategy for the JDA Arthur Division from 1998 to 1999. Prior to that, Mr. Charness served as Vice President and General Manager of the Retail Division of Comshare, Inc, a publicly-held software company, from 1996 to 1998, as Vice President, Professional Services of Mitech Computer Systems, Inc., a publicly-held software company, from 1995 to 1996, and in various management positions including Vice President Logistics and Technology of Dylex Ltd., a publicly-held Canadian retail sales company, from 1984 to 1995. Mr. Charness’ education includes a CEGEP Diploma from McGill University in Montreal, Quebec, a Bachelor of Arts Degree from York University in Toronto, Ontario, and a Master of Business Administration Degree from the University of Western Ontario.

      Scott D. Hines has served as our Senior Vice President, Chief Technology Officer since February 1999. Mr. Hines has previously served as our Vice President of In-store Systems from 1997 to 1998, as Director of Store Systems Product Development from 1996 to 1997, and as Associate Director of Store Systems Product Development from 1993 to 1996. Prior to that, Mr. Hines served as Director of MIS for US Hosiery Corporation, a privately-held textile manufacturing company, from 1991 to 1993, and as President of DataWorks, Inc., a privately-held software development company, from 1987 to 1991. Mr. Hines attended Carnegie Mellon University and received a Bachelor of Science Degree in Molecular Biology.

      Gregory L. Morrison has served as our Senior Vice President, Worldwide Regional Operations since December 2000. Mr. Morrison has previously served as our Senior Vice President, Analytic Applications from 1999 to 2000, as Senior Vice President and Managing Director, JDA Arthur during 1998, as Vice President of Latin American Operations from 1996 to 1998, as Director of Latin American Operations from 1995 to 1996, and as Sales Manager, Latin America from 1994 to 1995. Prior to that, Mr. Morrison served as a Regional Manager with Retail Interact, a division of First Financial Management Corporation (now known as First Data Corporation), a publicly-held financial services provider, from 1992 to 1994, and various positions as a Certified Public Accountant in the audit department of KPMG Peat Marwick from 1974 to 1982. Mr. Morrison attended California State University — Northridge and received a Bachelor of Science Degree in Business Administration — Accounting.

      Kevin Stadler has served as our Senior Vice President, Collaborative Business Solutions since December 2000. Mr. Stadler previously served as Vice President, Sales — Analytic Solutions and Managing Director of the Intactix product line from April 2000 to November 2000. Prior to that, Mr. Stadler served as President and Chief Executive Officer of Intactix International, Inc., a publicly-held provider of space management solutions for the retail industry and consumer products goods manufacturers, from 1999 to 2000, as Senior Vice President of Corporate Marketing and Technology of Pricer AB, a Swedish corporation, from 1998 to 1999, as President of Pricer, Inc. from 1997 to 1998, as President and Chief Operating Officer of Intactix International, Inc. from 1994 to 1997, as Vice President, Sales and Consulting of the ACNielsen Marketing Research merchandizing group from 1990 to 1994, and as Director of Retail Systems for Anheuser Busch from 1984 to 1990. Mr. Stadler attended the University of Wisconsin — Eau Claire and received a Bachelor of Business Administration Degree with double majors in Information Systems and Business Administration.

      David J. Tidmarsh has served as our Senior Vice President, Client Services since January 1999. Prior to that, Mr. Tidmarsh served as Vice President of Business Development with HNC Retek, a business unit of HNC Software Inc., a publicly-held software solutions provider, from 1997 to 1998, as Chief Information Officer and Vice President of Logistics with Wilsons The Leather Experts, a retail sales company, from 1993 to 1997, as Chief Operating Officer of Page-Com, a publicly-held direct mail marketer of communication equipment, and as Vice President of Merchandise Planning, Allocation and Logistics with Pier One Imports, a specialty retail company, from 1987 to 1992. Mr. Tidmarsh attended Marquette University and received a Bachelor of Arts Degree in Philosophy.

      Wayne J. Usie has served as our Senior Vice President, Product Development since January 2001. Prior to that, Mr. Usie served as Vice President — Information Technology for Family Dollar Stores, Inc., a publicly-held mass merchant discount retailer from 1997 to 2000, as Vice President — Chief Financial Officer and Chief Information Officer of Campo Electronics, Appliances, and Computers, Inc., a publicly-held consumer electronics retailer, from 1996 to 1997, as President and Chief Executive Officer of International Networking & Computer Consultants, Inc., a privately-held software integration consulting firm, from 1992 to 1996, and in various management positions in the regional accounting firm of Broussard, Poche, Lewis & Breaux from 1988 to 1992. Mr. Usie attended Louisiana State University and received a Bachelor of Science Degree in Business Administration — Accounting.

EXECUTIVE COMPENSATION

      The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities during the fiscal years ended December 31, 2001, 2000 and 1999, for those persons who served as (i) chief executive officer during 2001; and (ii) the four most highly compensated executive officers as of December 31, 2001 other than the Chief Executive Officer (together, the “Named Executive Officers”).

Summary Compensation Table

		Annual			Long-Term
		Compensation			Compensation

		Salary	Bonus	Other Annual	Underlying Options	All Other
Name and Principal Position	Year	($)	($)	Compensation(1)	(#)(2)	Compensation($)

James D. Armstrong(3)	2001	400,000	226,089	0	80,000	1,852
Chairman of the Board and	2000	365,000	200,000	0	0	1,746
Chief Executive Officer	1999	365,000	0	0	600,000	1,913
Hamish N. Brewer(4)	2001	250,000	202,936	71,796	50,000	1,552
President	2000	200,000	203,151	0	60,000	1,552
	1999	200,000	180,000	0	50,000	1,524
Kristen L. Magnuson(5)	2001	250,000	118,091	0	50,000	1,503
Executive Vice President and	2000	200,000	146,041	0	60,000	1,584
Chief Financial Officer	1999	200,000	54,658	0	90,000	1,637
Gregory L. Morrison(6)	2001	225,000	161,732	0	40,000	2,017
Senior Vice President,	2000	200,000	86,458	0	60,000	2,031
Worldwide Regional Operations	1999	175,000	82,663	0	50,000	2,350
David J. Tidmarsh(7)	2001	225,000	150,313	0	40,000	1,155
Senior Vice President,	2000	200,000	69,390	0	60,000	652
Client Services	1999	175,000	59,108	55,191	50,000	728

(1)	Unless otherwise noted, other annual compensation for the periods presented, including moving expenses and other perquisites, was less than 10% of the respective current or former executive officer’s total annual salary and bonus.

(2)	The amounts shown in this column represent stock options granted pursuant to our 1996 Stock Option Plan.

(3)	Mr. Armstrong has served as Chief Executive Officer from July 1999 to present. From January 1999 through July 1999, he served as Co-Chief Executive Officer. The amounts shown for all other compensation include contributions under our 401(k) plan in 2001, 2000 and 1999 of $1,095, $1,260 and $1,200, respectively, and group term life and other insurance premiums of $757, $486 and $713, respectively.

(4)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2001, 2000 and 1999 of $1,250, $1,260 and $1,200, respectively and group term life insurance premiums of $302, $292, and $324, respectively. The amount shown for other annual compensation in 2001 represents reimbursements paid to Mr. Brewer for personal trips taken to the United Kingdom.

(5)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2001, 2000 and 1999 of $1,000, $1,260 and $1,200, respectively, and group term life insurance premiums of $503, $324 and $437, respectively.

(6)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2001, 2000 and 1999 of $1,260, $1,260 and $1,200, respectively and group term life insurance premiums of $757, $771 and $1,150, respectively.

(7)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2001, 2000, and 1999 of $398, $158, and $-0-, respectively, and group term life insurance premiums of $757,

$494, and $728, respectively. The amount shown for other annual compensation in 1999 represents reimbursements paid to Mr. Tidmarsh in connection with his relocation to Scottsdale, Arizona.

Employment and Change of Control Arrangements

      We entered into an employment agreement with Mr. Armstrong effective January 1, 1998. This agreement provides Mr. Armstrong with an annual base salary and a bonus potential. This agreement, which continues until terminated by either party upon giving of proper notice, is reviewed and adjusted periodically by the Board of Directors or the Compensation Committee.

      Stock options have been granted to the Named Executive Officers and other members of our senior executive management team under our 1995 and 1996 Stock Option Plans. The stock option agreements for these persons, as amended, generally provide for accelerated vesting of the underlying stock options upon (i) termination of the option holder’s employment by us or the successor company for any reason other than for cause, disability or death, or the resignation of the option holders for good reason within 18 months after a change of control or (ii) the non-assumption of or non-substitution for the stock options upon a change of control. A change of control is deemed to have occurred upon (i) the sale or exchange of more than 50% of our voting stock, (ii) a merger or consolidation to which we are a party, (iii) the sale, exchange, or transfer of all or substantially all of our assets, or (iv) a liquidation or dissolution. All future stock options granted to the Named Executive Officers and other members of our senior executive management team will contain similar provisions.

      We have entered into indemnification agreements with each of our directors, Named Executive Officers and other members of our senior management team. These agreements require that we indemnify such individuals to the fullest extent permitted by Delaware law.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and beneficial holders of more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. We are provided with copies of all such filings.

      Based solely upon our review of the forms that have been furnished, or the written representations from certain reporting persons that no Form 5 was required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial holders of more than 10% of our Common Stock were complied with during the fiscal year ended December 31, 2001, except that Mr. Marlin filed a late report on Form 3 in 2001 to report his beneficial ownership of equity securities. One of our executive officers filed a Form 5 in February 2002 to report a transaction, subject to voluntary reporting on Form 4, that occurred in January 2001.

Certain Transactions

      Termination of Stock Redemption Agreement. On March 30, 1995, Mr. Armstrong and Mr. Frederick M. Pakis, a former Co-CEO and Director, entered into a Stock Redemption Agreement with us under which they agreed that upon (1) the exercise of the first 1,275,000 options granted to employees other than themselves under the 1995 Option Plan, they would sell an equivalent number of their common shares to us at the exercise price specified on the options; and (2) upon the exercise of the next 750,000 options granted to employees other than themselves under the 1995 Option Plan, they would sell an equivalent number of their common shares to us at $.01 per share. The Stock Redemption Agreement was reached as part of a private venture financing with TA Associates prior to our initial public offering in 1996. Through April 24, 2001, we repurchased an aggregate of 1,843,865 shares from Mr. Armstrong and Mr. Pakis at an average price per share of $1.72.

      Effective April 24, 2001, our Board of Directors terminated the Stock Redemption Agreement. In addition, the Board suspended and discontinued the 1995 Option Plan except for those provisions necessary to the administration of the 25,250 options that were outstanding at the time of termination. No further grants will be made under the 1995 Option Plan and accordingly, we have reduced the number of reserved shares under our stock option plans by 169,883, which represents the shares that remained available for issuance under the 1995 Option Plan on the date we terminated such plan. At December 31, 2001, there were 13,252 options outstanding under the 1995 Option Plan.

      We terminated the Stock Redemption Agreement because, among other reasons, the Board had not granted options under the 1995 Option Plan since November 1995, and the Stock Redemption Agreement no longer served its original purpose of addressing the valuation of the Company in its pre-IPO venture financing. Termination of the Stock Redemption Agreement resulted in the return of 11,313 previously redeemed shares to Mr. Armstrong and 11,314 previously redeemed shares to Mr. Pakis that were being held to offset any future exercises of outstanding options under the 1995 Option Plan. We intend to honor the exercise of any remaining outstanding options under the 1995 Option Plan provided that such outstanding options are exercised according to their terms.

      Consulting Agreement with Mr. Marlin. We entered into a consulting agreement with Mr. Marlin in connection with our acquisition in 1996 of JDA Software Services, Ltd., a Canadian software development company founded by Mr. Armstrong. Under the terms of the agreement, Mr. Marlin received an annual consulting fee of $100,000 Canadian beginning on January 1, 1997 through January 1, 2001, payable monthly in arrears.

Compensation of Directors

      During 2001 our outside Directors received an annual retainer of $15,000 plus $1,000 for attendance at regular Board of Director meetings (including same-day committee meetings), $500 for participation in scheduled telephonic board or telephonic committee meetings, and reimbursement for reasonable out-of-pocket expenses. Mr. Gullard has been designated as the lead Outside Director and receives an additional annual retainer of $7,500 for serving in this capacity. Outside Directors also participate in our 1996 Outside Directors Stock Option Plan (“Directors Plan”). The Directors Plan provides for the automatic grant of non-qualified stock options to outside Directors to purchase 18,750 shares of our Common Stock on the date of his or her election, with annual grants of non-qualified stock options to purchase 6,000 shares of our Common Stock at each annual meeting of the stockholders after their initial election. The exercise price of the options is equal to the fair market value of our Common Stock on the date of grant. Generally, the stock options granted under the Directors Plan vest over three years and have a term of ten years.

      Directors who are also employees do not receive any additional compensation for their service on the Board of Directors.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning the grants of stock options pursuant to our 1996 Stock Option Plan during the fiscal year ended December 31, 2001 to the Named Executive Officers identified in the Summary Compensation Table. No SARs were granted during 2001.

					Potential Realizable
					Value at Assumed
	Individual Grants in 2001(1),(3)				Annual Rates of
					Stock Price
	Number of	Percent of			Appreciation for
	Securities	Total Options	Exercise		Option Term(2)
	Underlying	Granted to	Price Per	Expiration
Name	Options Granted(#)	Employees(%)	Share($/Sh)	Date	5%($)	10%($)

James D. Armstrong	80,000	5.6	11.813	2/23/2011	594,305	1,506,086
Hamish N. Brewer	50,000	3.5	11.813	2/23/2011	371,441	941,304
Kristen L. Magnuson	50,000	3.5	11.813	2/23/2011	371,441	941,304
Gregory L. Morrison	40,000	2.8	11.813	2/23/2011	297,153	753,043
David J. Tidmarsh	40,000	2.8	11.813	2/23/2011	297,153	753,043

(1)	Incentive and nonstatutory stock options are granted under our 1996 Stock Option Plan at prices not less than the fair market value of the Common Stock at the date of grant. The options generally become exercisable over a three-year period, commencing at the date of grant, and expire in ten years.

(2)	The 5% and 10% assumed compounded annual rates of stock price appreciation are in accordance with the potential gains and are net of exercise price, but before taxes associated with the exercise rules of the Securities and Exchange Commission. These amounts and assumed rates of appreciation do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on future performance of the Common Stock and overall market conditions as well as the option holder’s continued employment throughout the vesting period. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(3)	The stock options granted to the Named Executive Officers contain accelerated vesting provisions in the event of a change of control. For more information see “Employment and Change of Control Arrangements.”

AGGREGATE OPTION EXERCISES DURING FISCAL 2001

AND YEAR END OPTION VALUES

      The following table sets forth information concerning stock option exercises during the year ended December 31, 2001, and unexercised options held as of December 31, 2001, by the Named Executive Officers identified in the Summary Compensation Table.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at 12/31/01(#)		12/31/01($)(1)
	Acquired	Value
Name	On Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James D. Armstrong	—	—	647,078	96,672	$8,426,627	$1,082,202
Hamish N. Brewer	—	—	147,908	79,592	$1,360,220	$817,466
Kristen L. Magnuson	—	—	205,669	84,331	$1,817,525	$869,815
Gregory L. Morrison	—	—	132,207	71,230	$1,214,940	$711,292
David J. Tidmarsh	—	—	87,539	68,961	$1,154,490	$752,848

(1)	Options are considered to be “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the options on the specified date. The amounts shown in these columns are based upon the difference between the closing price of the Common Stock on December 31, 2001 ($22.35), and the exercise price of the options.

REPORT OF THE AUDIT COMMITTEE

      The following is the Report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2001. The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Membership and Purpose

      During the year ended December 31, 2001, the Audit Committee held four meetings. Mr. Stephen A McConnell (whose term expired on the date of the 2001 Annual Meeting of Stockholders and did not stand for re-election), Mr. Gullard, Mr. Keiper, and Mr. Patton served as members of the Audit Committee until the 2001 Annual Meeting of Stockholders. Following Mr. Marlin’s election as a Class II director at the 2001 Annual Meeting of Stockholders, the Board of Directors elected Mr. Marlin to the Audit Committee to fill the vacancy created by Mr. McConnell’s departure. Each member of the Audit Committee qualifies as an “independent” Director as defined in the National Association of Securities Dealers’ listing standards. The Audit Committee acts pursuant to the Charter of the Audit Committee adopted by the Board of Directors on April 25, 2000.

      The Audit Committee meets quarterly with management and our independent public accountants to review and approve operating results, financial statements and earnings releases. The Audit Committee also performs periodic reviews of our accounting policies and financial controls. The Audit Committee reviews the scope of the professional services, including non-audit services, performed by our independent public accountants, and makes recommendations to the Board of Directors as to the annual appointment of independent public accountants, subject to ratification by the stockholders.

Review of the Company’s Audited Financial Statements

      The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2001 with management and our independent auditors Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Deloitte & Touche LLP has discussed the conduct of the audit of our financial statements and has discussed matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee has also reviewed Deloitte & Touche LLP’s independence and the extent to which they may be retained to perform non-audit services. Deloitte & Touche LLP has provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

      Following the discussions with management and Deloitte & Touche LLP, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

      Respectfully submitted by the members of the Audit Committee of the Board of Directors.

2001 AUDIT COMMITTEE

William C. Keiper
J. Michael Gullard
Douglas G. Marlin
Jock Patton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the fiscal year ended December 31, 2001 two of our outside directors, Mr. McConnell (whose term expired on the date of the 2001 Annual Meeting of Stockholders and did not stand for re-election) and Mr. Patton, served as members of the Compensation Committee until the 2001 Annual Meeting of Stockholders. Following Mr. Marlin’s election as a Class II Director at the 2001 Annual Meeting of Stockholders, the Board of Directors elected Mr. Marlin to the Compensation Committee to fill the vacancy created by Mr. McConnell’s departure. There are no interlocks between our Compensation Committee and any other entities involving our Directors and executive officers who serve as executive officers of such entities.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Membership and Purpose

      The Compensation Committee is comprised of two non-employee members of our Board of Directors. During the fiscal year ended December 31, 2001, Mr. McConnell (whose term expired on the date of the 2001 Annual Meeting of Stockholders and did not stand for re-election) and Mr. Patton served as members of the Compensation Committee until the 2001 Annual Meeting of Stockholders. Following Mr. Marlin’s election as a Class II Director at the 2001 Annual Meeting of Stockholders, the Board of Directors elected Mr. Marlin to the Compensation Committee to fill the vacancy created by Mr. McConnell’s departure. The purpose of the Compensation Committee is to review and approve salary, bonus levels and stock option grants for our executive officers and senior management.

Compensation Philosophy

      The goal of the Compensation Committee is to align executive compensation with the value achieved by the executive team for our stockholders. Our compensation program therefore emphasizes both short- and long-term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage our operations and maximize stockholder value. We use salary, executive officer bonuses and stock options to motivate executive officers to achieve our business objectives and to align the incentives of officers with the long-term interests of stockholders. The Compensation Committee periodically reviews and evaluates each executive officer’s base and variable compensation relative to corporate performance and comparative market information. In setting total compensation, the Compensation Committee considers both individual and company-wide performance. The Compensation Committee has on occasion referred to market information in the form of published survey data provided from time to time to the Compensation Committee by our human resources staff.

      In preparing the performance graph for this Proxy Statement, we selected the Nasdaq Stock Market-U.S. Index and certain Computer and Data Processing Stocks as our peer groups. The companies that we included in our stratified salary surveys provided to the Compensation Committee are not necessarily those included in the indices, as we may not compete with such companies for executive talent.

      The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the Chief Executive Officer or any of the four other most highly compensated executive officers, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is well below the $1 million threshold, and we believe that any options granted under the Option Plan currently meet the requirement of being performance-based in accordance with the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deductions that would be available to us for executive compensation in 2001. Our policy is to qualify to the extent reasonable for executive officers’ compensation for deductibility under applicable tax laws.

Forms of Compensation

      Salary and Cash Incentive Compensation. We strive to offer our executive officers salaries that are competitive with comparable companies in the technology sector generally and in the vertical market enterprise software and general software industries. The Compensation Committee made adjustments during 2001 to the base compensation levels of the Company’s executive management team in order to reward performance and remain competitive with these industry standards. Following a meeting in April 2001, the Compensation Committee took action by written consent on June 1, 2001 to approve a 2001 performance bonus plan for certain of the Company’s executive officers, including James D. Armstrong, the Chief Executive Officer. In October 2001, the Compensation Committee approved a special bonus for the Hamish N. Brewer, President and Kristen L. Magnuson, Executive Vice President and Chief Financial Officer, in special recognition of their efforts in connection with the acquisition of E3 Corporation and in light of their contributions towards the Company’s cost containment efforts during a difficult economic year, which enabled the Company to consistently meet its earnings projections. It was the Compensation Committee’s view that the special bonus was in the best interest of the Company to ensure that Mr. Brewer and Ms. Magnuson continue their valuable contributions.

      Stock Options. The Compensation Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders, and therefore makes grants of stock options under our 1996 Stock Option Plan at the commencement of an executive officer’s employment and, depending on that officer’s performance and the propriety, in the Compensation Committee’s judgment, of additional awards to retain key employees, periodically thereafter. Stock options are granted at the prevailing market price, generally vest over a period of three to four years and will only have value if our stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock price performance. In January 2001, management recommended, and the Compensation Committee approved, grants of options to each of the Named Executive Officers, including the Chief Executive Officer, to purchase between 40,000 and 80,000 shares of our Common Stock. Although options typically vest over a three to four year period, options granted to certain executive officers may have shorter vesting periods.

      Other Compensation Plans. We adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate. Our incremental costs to provide benefits to executive officers under these life and health insurance plans and retirement plans is less than 10% of the base salaries for executive officers for 2001. Benefits under the broad-based plans are not directly or indirectly tied to our performance.

      Most of our employees were, subject to certain limitations, eligible to participate in our 1999 Employee Stock Purchase Plan which allowed all eligible employees (including executive officers, but excluding those who beneficially own more than 5% of the outstanding Common Stock) to purchase shares of our Common Stock through payroll deductions at a purchase price of the lower of 85% of the fair market value of the share on the first day or the last day of the applicable offering period of the plan. The Compensation Committee believes the stock purchase plans encourage broad-based equity ownership throughout our employee base, and thereby encourage alignment of employee incentive with stockholder interests.

Chief Executive Officer

      James D. Armstrong served as Chief Executive Officer during 2001, and has consistently demonstrated his ability to lead the Company, keeping the Company on target despite the challenges and opportunities presented in this competitive industry. The salary paid to Mr. Armstrong is based upon the agreements reached with him at the time he returned to a full time operating role with the Company, as adjusted from time to time by either the Board or the Compensation Committee. The Compensation Committee believes the salary and stock option levels for Mr. Armstrong are consistent with CEO compensation levels at the vertical market enterprise software companies and other software companies considered by the Compensation Committee to be comparable to the Company, and are reasonable and fair to the Company’s stockholders.

      In 2001, Mr. Armstrong’s performance-based compensation consisted of both stock option grants and cash bonuses. In January 2001, the Compensation Committee approved a fully vested stock option grant to Mr. Armstrong to purchase 80,000 shares of the Company’s common stock. Following a meeting in April 2001, the Compensation Committee took action by written consent on June 1, 2001 to approve a 2001 performance bonus plan for Mr. Armstrong which resulted in a performance bonus of $226,089 for 2001. In approving the bonus incentive criteria for the 2001 bonus plan, the Compensation Committee considered, among other things, the continued improvement in the Company’s operating results in 2001 compared to 2000, the Company’s continued operational profitability despite market volatility in 2001, Mr. Armstrong’s foresight and leadership in strategic acquisitions and the investment community’s confidence in the Company. In the Compensation Committee’s view, the 2001 performance bonus plan is in the best interest of the Company to ensure that Mr. Armstrong continues his valuable contributions.

2001 COMPENSATION COMMITTEE

Douglas G. Marlin
Jock Patton

STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the cumulative total return on our Common Stock with the Nasdaq Stock Market index (U.S. companies) and the cumulative total return of Nasdaq Computer and Data Processing Stocks (Peer Group) for the period from December 31, 1996 to December 31, 2001. The comparison assumes that $100 was invested on December 31, 1996 in our Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

Comparison of Cumulative Total Returns

Performance Graph for
JDA Software Group, Inc.

Company/ Index Name	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

JDA Software Group, Inc.	$100.00	$122.81	$50.99	$86.18	$68.75	$117.63
NASDAQ Stock Market (US Companies)	100.00	122.48	$172.72	320.98	193.13	152.62
Computer and Data Processing Stocks (Peer Group)	100.00	115.96	$156.12	474.85	268.28	168.91

      The information contained in the Stock Performance Graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

PRINCIPAL ACCOUNTING FIRM FEES

      The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2001 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), which includes Deloitte Consulting:

Audit Fees(1)	$318,336
Financial Information Systems Design and Implementation Fees	0
Audit Related Fees (2)	143,216
All Other Fees (3)	287,556

Total Fees	$749,108

(1)	Includes fees for services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements for the fiscal year ended December 31, 2001, and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q during fiscal 2001.

(2)	Includes fees for services rendered by Deloitte & Touche for matters such as due diligence pertaining to acquisitions and consultation on accounting standards or transactions, audits of employee benefit plans, regulatory reports in international jurisdictions, and for consents related to SEC registration statements.

(3)	Includes fees for services rendered by Deloitte & Touche for consultation related to tax planning and compliance.

      The Audit Committee considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche’s independence with the Company.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We used Deloitte & Touche LLP as our principal independent public accounting firm during the fiscal year ended December 31, 2001. The Board of Directors has selected Deloitte & Touche LLP as its independent public accountants for fiscal year 2002. This appointment is being presented to the stockholders for ratification. Although the Company is not required to obtain stockholder ratification of the appointment of the independent auditors for the Company for the fiscal year ended December 31, 2002, the Company has elected to do so in order to provide the stockholders with an opportunity to participate in this decision. In the event that the stockholders do not ratify the appointment of Deloitte & Touche LLP as the independent auditor of the Company, the Board of Directors will consider the retention of other independent auditors.

      A representative of Deloitte & Touche LLP will attend the Annual Meeting for the purpose of responding to appropriate questions from shareholders and will be afforded an opportunity to make a statement if so desired.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2002.

TRANSACTION OF OTHER BUSINESS

      The Board of Directors does not know of or intend to present any matters at the 2002 Annual Meeting other than those described herein and does not presently know of any matters that will be presented by other parties. If however, any other matters properly come before the meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Stockholder proposals may be submitted for inclusion in our 2003 proxy material after the 2002 Annual Meeting but no later than 5:00 p.m., Scottsdale, Arizona time on December 9, 2002 to be considered timely. Proposals must be in writing and sent via registered, certified, or express mail to: Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260. Facsimile or other forms of electronic submissions will not be accepted.

By Order of the Board of Directors,

Kristen L. Magnuson
Secretary

April 8, 2002

PROXY

JDA SOFTWARE GROUP, INC.

Proxy for Annual Meeting of Stockholders

Solicited by the Board of Directors

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James D. Armstrong and Kristen L. Magnuson, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in JDA Software Group, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the JDA Software Group, Inc. World Headquarters, Scottsdale, Arizona on Thursday, May 23, 2002 at 10:00 a.m. Scottsdale, Arizona time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.

(Continued and to be signed on the reverse side)

Please Detach and Mail in the Envelope Provided

A	☑	Please mark your votes as in this example

A vote FOR the following proposals is recommended by the Board of Directors:
			FOR	WITHHELD					FOR	AGAINST	ABSTAIN
	1.	ELECTION OF DIRECTOR	☐	☐	Nominee:	James D. Armstrong	2.	Ratify appointment of independent public accountants.	☐	☐	☐
Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

								MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW			☐

Signature(s)                                                                                                                                                                              Dated:

NOTE:	Sign exactly as your name(s) appear on your stock certificate, if shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether to joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seat should be officed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the Proxy.